EXHIBIT 99.2

INDEVUS PHARMACEUTICALS, INC.

2004 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Indevus Pharmaceuticals, Inc. (the “Company”) has adopted the 2004 Equity Incentive Plan (the “Plan”), a copy of which is attached hereto or has previously been provided to Optionee, and has granted to the Optionee the Incentive Stock Option (the “Option”), as set forth in the Notice of Grant of Stock Options (the “Grant Notice”). This Option is subject to the terms and conditions of this Option Agreement and the Plan. Capitalized terms used herein and not defined have the same meanings as set forth in the Plan.

IT IS AGREED as follows:

1.	Grant of Option. The Company hereby grants to the Optionee on the date of the Grant Notice the right and option to purchase (subject to the terms and conditions of the Plan) the number of shares specified in the Grant Notice of its shares of Common Stock, $.001 par value, (“Common Stock”) at an option price per share equal to the exercise price per share specified in the Grant Notice.

2.	Option Period. The option granted hereby shall expire on the tenth anniversary of the Option Grant, as specified in the Grant Notice, subject to earlier termination as provided in the Plan or this Option Agreement.

3.	Exercise of Option.

A.	The Optionee may exercise the Option hereby granted to the extent vested, from and after the dates set forth in the Grant Notice on a cumulative basis.

B.	The Optionee may exercise all or a portion of the Option (to the extent then exercisable) by delivering to the Company a written notice, in the form attached hereto as Exhibit A, duly signed by the Optionee stating the number of shares that the Optionee has elected to purchase and accompanied by payment (by certified or cashiers check) of an amount equal to the full purchase price for the shares to be purchased. Within twenty days after receipt by the Company of such notice and payment, the Company shall issue the shares in the name of the Optionee and deliver the certificate therefor to the Optionee. No shares shall be issued until full payment therefor has been made, and the Optionee shall have none of the rights of a shareholder in respect of such shares until they are issued.

4.	Termination. Nothing contained in this Option Agreement shall confer upon the Optionee any right to remain an employee, director, or consultant of the Company.

(a) If the Optionee ceases (for any reason other than death, total and permanent disability, Retirement or termination of employment “For Cause”) to be an Employee, Consultant or Director of the Company or of an Affiliate, he or she may exercise the Option only as to those shares immediately purchasable by Optionee at the date of termination and, subject to Section 2 hereof, only for a period of three months after the termination.

(b) If the Optionee’s employment or service with the Company or an Affiliate is terminated “For Cause” he or she shall forthwith immediately upon notice of such termination cease to have any right to exercise the Option, and the Option shall terminate and the shares covered by the Option shall revert to the Plan.

(c) If the Optionee ceases to be an Employee, Consultant or Director of the Company or of an Affiliate by reason of death or total and permanent disability, as determined by the Committee, the Option held by him or her on the date of death or disability shall be fully exercisable as of the date of such cessation. A disabled Optionee or in the case of death, the Optionee’s legal representatives or one who acquires the option by will or by the laws of descent and distribution, may exercise such Option only within a period of one (1) year after the date of such cessation, or, if earlier, within the originally prescribed term of the Option.

(d) If the Optionee is an Employee, immediately upon the Optionee’s Retirement, the unvested portion of such Optionee’s Option, including those held by a permitted transferee of such individual, shall automatically accelerate and become fully vested for fifty percent (50%) of the number of shares covered by such unvested Options and for an additional ten percent (10%) of the number of shares covered by such unvested Options for every full year of employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Option. Upon Retirement, the retired Optionee (or permitted transferee of such individual) may exercise any then outstanding Options to the extent vested only within a period of one (1) year after the date of Retirement or within such different period as may be determined by the Committee or, if earlier, within the originally prescribed term of the Option.

5.	Limited Transferability of Option. Unless otherwise determined by the Committee, this Option shall only be transferrable by the Optionee by will or by the laws of decent and distributions.

6.	Tax Status. The Option hereby granted is intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

7.	Incorporation of Plan. The Option granted hereby is subject to, and governed by, all the terms and conditions of the Plan, which are hereby incorporated by reference. The Grant Notice and this Option Agreement, including the Plan incorporated by reference herein, represents the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings. In the case of any conflict between the terms of this agreement and the Plan, the provisions of the Plan shall control.

8.	Purchase for Investment. As a condition to the exercise in whole or in part of the option hereby granted, each written notice of election shall include a representation by the Optionee that the shares are being purchased for investment and not for distribution or resale.

9.	Notices. Any notice to be given by the Optionee hereunder shall be sent to the Company at its principal executive offices, and any notice from the Company to the Optionee shall be sent to the Optionee at Optionee’s address set forth in the Grant Notice; all such notices shall be in writing and shall be delivered in person or by registered or certified mail. Either party may change the address to which notices are to be sent by notice in writing given to the other in accordance with the terms hereof.

10.	Governing Law. The parties hereto hereby acknowledge and agree that the option granted hereby is granted in the State of Massachusetts and any shares issued upon exercise of the option will be issued in the State of Massachusetts. This Agreement, as well as the grant of such option and issuance of such shares, is and shall be governed by and construed in accordance with the laws of the State of Massachusetts applicable to the agreements made and to be performed entirely within such State.

11.	Signatures. The signatures of the Optionee and the Company on the Grant Notice indicate both parties acceptance to abide by the terms of this Option Agreement and the Plan.

EXHIBIT A

PURCHASE FORM

(To be signed and delivered to

Indevus Pharmaceuticals, Inc.

upon exercise of the Option)

The undersigned, the holder of the foregoing Option, hereby irrevocably elects to exercise the Incentive Stock Option for the purchase of              shares of Common Stock of Indevus Pharmaceuticals, Inc. (“Shares”) and herewith makes payment of $             ($     per share) therefor, plus $             ($     per share) for withholding tax, if any, required in connection with the exercise of the Incentive Stock Option, and requests that the Certificates for the Shares be issued in the name(s) of, and delivered to the address(es) set forth below.

The undersigned represents that the Shares are being purchased for investment and not for distribution or resale.

Signature

Print Name

Dated:                     , 20

Issue Certificates in
Following Name:

Address: